EXHIBIT 10.1
Product Development and Supply Agreement

Between

Lacey Manufacturing Company,
a Division of Precision Engineered Products, LLC
1146 Barnum Avenue, Bridgeport, Connecticut 06610
(Also referred to as “LACEY”)

and

Discovery Laboratories, Inc.
2600 Kelly Road
Warrington, Pennsylvania 18976

(Also referred to as “DSCO”)

February 1, 2012

AGREEMENT

This Product Development and Supply Agreement (“Agreement”) between Lacey Manufacturing Company, a Division of Precision Engineered Products, LLC ( “PEP”), with offices at 1146 Barnum Avenue, Bridgeport, Connecticut 06610 (“LACEY”) and Discovery Laboratories, Inc., with offices at 2600 Kelly Road, Warrington, Pennsylvania 18976 (“DSCO”) is effective as of February 1, 2012 (the “Effective Date”).

Background

LACEY is a full service, vertically integrated  ISO 9001/2008, 13485/2003 Medical Certified Contract Manufacturer of finished assemblies, subassemblies and precision components that provides quality assurance, engineering, metal stamping, injection molding, and assembly services for the Medical Device, Commercial and Bearing Markets.

DSCO is a specialty biotechnology company focused on improving the standard of care for the treatment of respiratory diseases.  DSCO is developing its proprietary (i) KL4 surfactant technology, and (ii) drug delivery technologies, including its capillary aerosolization technology and novel ventilator circuit / patient interface connectors.  In the second half of 2010, DSCO determined that there may be a commercial market for its ventilator circuit / patient interface connectors, if offered as stand-alone medical device products, and is planning to market two versions of the connectors under the trademarks AFECTAIR® and AFECTAIR® DUO (the “AFECTAIR Devices”).

From and after November 24, 2010 (“Initial Contact Date”), DSCO and LACEY have engaged in discussions and activities (collectively, “Preparatory Activities”) concerning the potential manufacture of the AFECTAIR Devices.  Preparatory Activities have included, among other things, discussions concerning the Design of the AFECTAIR Devices, changes to the Design intended to improve Manufacturing efficiency and reliability, and development of drawings and Specifications intended to support Manufacturing.  The Parties are entering into this Agreement to advance their activities to the Manufacturing phase.

Introduction

1.
Purpose.  This Agreement relates to the development and Manufacture of AFECTAIR Devices, as described in Appendix A (the “Program”) and in accordance with the Quality Agreement, which will appended to this Agreement  as Appendix B (the “Quality Agreement”) prior to the initiation of commercial production, and any applicable Purchase Order issued under this Agreement.

2.
Term. Subject to Section 30, this Agreement will remain effective for a period of three years from the date of the first production Purchase Order for Manufacture of commercially saleable AFECTAIR Devices, or four years from the Effective Date, whichever is shorter (the “Term”).  The Term may be extended by written agreement of the Parties.

3.
Definitions.  If not otherwise defined in this Agreement, the terms presented in bold type shall have the meanings set forth in this Section 3.  Unless otherwise indicated, references to Sections refer to Sections in this Agreement and references to Sections in the accompanying Appendices to this Agreement refer to each such Appendix, as applicable.  Unless otherwise defined, the defined terms in this Agreement and the Appendices attached to this Agreement have the following meanings:

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3.1.
“AFECTAIR” isDSCO’s trademark registered in the US Patent and Trademark Office for a medical device intended to simplify delivery of aerosolized medication to patients requiring positive pressure ventilatory support as described in the International Patent Publication WO 2009/117422 and US Patent Application Serial Number 12/922981.

3.2.
“AFECTAIR DUO” is DSCO’s trademark for a medical device combined with a delivery circuit as described in the International Patent Publication WO 2009/117422 and US Patent Application Serial Number 12/922981.

3.3.	“AFECTAIR Devices” means either or both of the AFECTAIR and AFECTAIR DUO medical devices.
3.4.
“Affiliate” shall mean any individual, firm, corporation or other legal entity that   directly or indirectly controls, is controlled by, or is under common control with, a Party.  As used in the preceding sentence, “control” means possession, whether direct or indirect, of the power to direct or cause the direction of the management and policies of such entity, whether pursuant to the ownership of voting securities, by contract or otherwise.  For the purposes of this Agreement, LACEY and Precision Engineered Products, LLC are considered Affiliates with respect to each other.

3.5.
“Agreement” means this Product Development and Supply Agreement, including the Appendixes, Schedules and Addendums attached hereto, and the Quality Agreement, and includes all Purchase Orders issued pursuant to this Agreement, as each may be amended from time to time.

3.6.	“Confidential Information” has the meaning set forth in the Mutual Confidential Disclosure Agreement dated November 24, 2010, between DSCO and LACEY.
3.7.	“Days” means business days, unless otherwise noted in a specific instance.
3.8.
“Design” means activities related to design of AFECTAIR Devices, changes to the design and drawings, including without limitation, designing a device to be Manufactured to contain a single part or multiple parts.

3.9.	“DSCO Improvements” has the meaning set forth in Section 7.2.2.
3.10.
“DSCO Representative” means the individual(s) designated to receive notices related to the Manufacturing operations and regulatory developments.  DSCO will notify LACEY of the name and address of its representative within five Days after the Effective Date.

3.11.	“Equipment” has the meaning set forth in Section 5. 2 and Appendix A-2, as the same may be amended from time to time.
3.12.	“EU” means the European Union and includes at a minimum the following countries: United Kingdom, Germany, France, Italy, and Spain.
3.13.	“FDA” means U.S. Food and Drug Administration.
3.14.	“FDC Act” means the Federal Food, Drug, and Cosmetic Act, as amended.
3.15.
“Good Manufacturing Practices” or “GMP” means current good manufacturing practices, as specified in regulations promulgated from time to time by the FDA in its Quality System Regulations, and comparable regulations by other international Regulatory Authorities (e.g., EMA) for the manufacture and testing of pharmaceutical products.

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3.16.	“Initial Contact Date” has the meaning set forth in the Background to the Agreement.
3.17.
“Intellectual Property” means all patents, patent applications, copyrights, trademarks, trade names, trade secrets, know-how, service marks, licenses and other intellectual property rights of a Party, that may be secured in any place under Laws now or hereafter in effect.

3.18.
“Invention” means any new or improved apparatus, process, information, product, invention, discovery, idea, suggestion, material, data, equipment, design, circuit component, drawing, tooling, prototype, report, computer software, documentation or other Intellectual Property or know-how (whether or not patentable) discovered, produced, conceived, created or reduced to practice by either or both Parties (or their Affiliates, sublicensees, subcontractors, successors or assigns).

3.19.
“ISO 13485” means the International Organization of Standardization’s standard that represents the requirements for a comprehensive quality management system for the design and development, manufacture, installation and servicing of medical devices.

3.20.	“JOINT Improvements” has the meaning set forth in Section 7.2.3.
3.21.
“Labeling” means all labels and other written, printed, or graphic material affixed to or accompanying any AFECTAIR Devices or any containers of AFECTAIR Devices or wrappers accompanying such AFECTAIR Devices (e.g., instruction sheets, package inserts).

3.22.	“LACEY Improvements” has the meaning set forth in Section 7.2.1.
3.23.
“LACEY Representative” means the individual(s) designated to receive notices related to the Manufacturing operations and regulatory developments.  LACEY will notify DSCO of the name and address of its representative within five (5) Days after the Effective Date.

3.24.	“Laws” means all applicable laws, statutes, rules, regulations, ordinances, and pronouncements of law of any foreign, federal, state, or local government.
3.25.
“Manufacture” and “Manufacturing” means the manufacturing, processing, holding, testing, Labeling, and packaging of AFECTAIR Devices and includes all related activities other than Design, including without limitation, purchase, storage and inspection of raw materials/components through molding, assembly, in-process inspections, storage of in-process assemblies, Labeling, packaging, final inspection and storage and handling of finished package product.

3.26.	“Party” means DSCO or LACEY and, when used in the plural, means both DSCO and LACEY, or their respective transferees.
3.27.	“Preparatory Activities” has the meaning set forth in the Background Section of this Agreement.
3.28.	“Program” has the meaning set forth in Section 1 of this Agreement.
3.29.	“Program-related Intellectual Property” has the meaning set forth in Section 7.2.4.
3.30.
“Purchase Order” means a DSCO purchase order issued pursuant to this Agreement providing for LACEY Services, which has been executed by both Parties and contains the material terms of the Services, including either the LACEY proposal for, or a description of, the Services being authorized thereunder, timing, pricing, and other requirements, restrictions or agreements of the Parties related thereto.  “Purchase Order” includes a DSCO purchase order for production supply as defined in Section 8.4.  All Purchase Orders shall be in US dollars.

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3.31.
“Regulatory Authority” means any applicable federal, state, local, or foreign regulatory agency, department, bureau, or other governmental agency (including a court of competent jurisdiction) and includes for the purposes of this Agreement an ISO Certified Body.

3.32.	“Quality Agreement” has the meaning set forth in Section 1.
3.33.	“Quality System Regulation” or “QSR” means the FDA’s quality system requirements applicable to manufacturers of finished devices, codified at 21 C.F.R. Part 820.
3.34.
“Representatives” means a Party’s directors, officers, employees, consultants, attorneys, accountants, advisors, Affiliates and agents and other parties who may receive Confidential Information in furtherance of the Program.

3.35.	“SEC” means the U.S. Securities and Exchange Commission.
3.36.	“Services” has the meaning set forth in Section 4 of this Agreement.
3.37.	“Specifications” means the specifications for each of the AFECTAIR Devices as set forth in each Purchase Order and as described in Section 12.1.
3.38.	“Term” has the meaning set forth in Section 2.
3.39.	“US” means United States of America.

Development Agreement

4.
LACEY’s development activities under this Agreement (the “Services”) include providing regulatory, planning, and development support for the introduction of the AFECTAIR Devices for commercial distribution in the US and/or EU, Manufacture of AFECTAIR Devices, and such other activities related thereto as provided in this Agreement and in any Purchase Order issued under this Agreement.

5.	Development and qualification activities from and after the date of this Agreement will be quoted based on identified deliverables and incorporated into a Purchase Order.
5.1.
The terms of aPurchase Order shall not be subject to change, except as agreed by the Parties.  If the scope of Services in a Purchase Order is expanded or otherwise changed, LACEY shall have the opportunity to revise the quotation.  If any such revised quotation is not acceptable to DSCO, DSCO may determine to cease the activities and terminate such Purchase Order, in which event LACEY shall cease its activities under such Purchase Order as promptly as possible and DSCO shall pay LACEY for the Services provided prior to termination.

5.2.
LACEY is authorized to purchase on DSCO’S behalf the Equipment (the “Equipment”) listed in Appendix A-2 which is specially required for the performance of the Services; provided that (i) the Parties enter into a Purchase Order detailing the Equipment as and when ordered, and (ii) an Equipment Purchase Order Addendum is entered into by the Parties in connection with each Equipment Purchase Order in the form attached hereto as Addendum I to Schedule A.  DSCO shall issue Purchase Orders to LACEY at quoted prices for the purchase and installation of such Equipment.

6.	DSCO has responsibility for the following with regard to the AFECTAIR Devices and as reflected in Section 12.1:
6.1.	Devising and supplying productSpecifications;

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6.2.	Devising and supplying product acceptance criteria, including defect identification and a sampling plan;
6.3.	Approval of and responsibility for an overallAFECTAIR Devices validation strategy;
6.4.	Approval of protocols for IQ/OQ/PQ builds to support the process validation strategy to be provided byLACEY; and
6.5.	Design Control and Device Master record approval in accordance withFDA GMP and ISO13485 requirements.

Intellectual Property

7.
The funding of all Intellectual Property, research & development, regulatory affairs, clinical activities, if any, and claims of equivalency to other products related to the AFECTAIR Devices will be the responsibility of  DSCO, except as provided in Section 7.2.1.

7.1.	Each ofDSCO and LACEY, as applicable, shall own
7.1.1.	[***]
7.1.2.	[***]
7.2.
With respect to allInventions conceived, created, and reduced to practice after the Initial Contact Date solely by or on behalf of either Party or jointly by or on behalf of the Parties, such Inventions shall be owned as follows:

7.2.1.	LACEY shall have the exclusive ownership of any [***] (collectively “LACEY Improvements”). LACEY shall assume full financial responsibility over Lacey Improvements.
7.2.2.
DSCO shall have the exclusive ownership of any [***], excluding LACEY Improvements and including, without limitation, [***] ,(y) DSCO’s [***]  (collectively “DSCO Improvements”). DSCO shall assume full financial responsibility for DSCO Improvements.

7.2.3.	DSCO shall have the exclusive ownership of any [***] (collectively “Joint Improvements”). [***] shall assume full financial responsibility over JOINT Improvements.
7.2.4.	For the purposes of this Agreement, “Program-related Intellectual Property” includes DSCO Improvements, LACEY Improvements, and Joint Improvements.
7.3.
During theTerm and solely for the purposes of performing their respective obligations under this Agreement, each of DSCO and LACEY hereby grants to the other Party a non-exclusive, non-transferable, royalty-free and limited license to use the Program-related Intellectual Property. The rights granted under this Section 7.3 shall expire immediately upon expiration or termination of this Agreement.

7.4.
EachParty shall maintain records in sufficient detail and in good scientific manner appropriate for patent prosecution purposes to reflect properly all work done and results achieved in conducting its work hereunder, and shall respond to reasonable requests of the other Party for information regarding Program-related Intellectual Property in which the other Party has an ownership interest.

7.5.
In the event thatLACEY shall determine to prosecute a patent relating to LACEY Improvements, as soon as practicable prior to any contemplated filing, LACEY shall submit a substantially completed draft of the applicable patent to DSCO for review and comment, which comments shall be considered in good faith.  Should DSCO reasonably and in good faith, based on an opinion of counsel (including internal counsel), a copy of which will be supplied to LACEY, object to such proposed filing on the grounds that it would detrimentally affect, or would have an unreasonable risk of detrimentally affecting the confidentiality of DSCO’s Intellectual Property rights (including, without limitation, its trade secrets and know-how), then DSCO shall be entitled to require LACEY to amend its filing to the extent necessary to protect DSCO’s Intellectual Property rights.

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7.6.	During theTerm, LACEY shall mark or have marked all finished goods containers or packages of AFECTAIR Devices with appropriate patent numbers and notices that DSCO will provide.

Supply Agreement

8.	Pricing.
8.1.
Until such time as one or both the AFECTAIR Devices Manufactured by LACEY for DSCO reach steady-state Manufacture and a price list is created, unit transfer pricing for all products Manufactured by LACEY for DSCO will be established by written individual quotations that will be incorporated into a Purchase Order.  The Parties agree that an initial indicative price list based on currently defined DSCO specification is reflected in LACEY’s proposal dated August 12, 2011.  With the consent of DSCO, which shall not be unreasonably withheld, the pricing to be incorporated into any Purchase Order shall be subject to amendment as agreed by the Parties based on changes in the Specifications and cost of raw materials, etc.

8.2.
LACEY will be responsible for all production aspects of the  AFECTAIR Device Program, including supplier management for tooling, raw materials, purchased and manufactured components, assembly, and packaging.

8.3.
DSCO agrees to supply LACEY monthly with a rolling six-month forecast for the production of AFECTAIR Devices.  DSCO will be financially responsible for materials, work in process, and finished goods conforming to Specifications for [***]

8.3.1.	LACEY will take reasonable care to minimize financial exposure of DSCO as far as is practical based on lead-time requirements.
8.4.	Purchase Orders for commercial product shall be supplied by DSCO with the following minimum information:
8.4.1.	P.O. Number;
8.4.2.	Date of P.O.;
8.4.3.	Part Number being ordered;
8.4.4.	Revision of part number being ordered;
8.4.5.	Quantity of part number being ordered;
8.4.6.	Requested delivery date;
8.4.7.	Delivery address of products;
8.4.8.	Product Specification number(s);
8.4.9.	Revision of Product Specification(s); and
8.4.10.	Other instructions as applicable.
8.5.	LACEY will supply DSCO with an Order Confirmation accepting the order as specified or identifying any changes required to fulfill the order.
8.6.	It is understood by bothParties that [***] for DSCO AFECTAIR Devices and that, [***]
8.7.	All proposals andPurchase Orders shall be denominated in US dollars.

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Regulatory Matters

9.
General.  DSCO and LACEY shall each comply in all material respects with all applicable Laws that pertain to the activities for which DSCO and LACEY are each responsible under this Agreement, as described in Appendix A and in accordance with the Quality Agreement.  The termination or expiration of this Agreement shall not relieve either Party of its responsibility to comply in all material respects with any applicable regulatory requirements associated with the AFECTAIR Devices.

10.	Non-transferability of Duties. LACEY shall not transfer or assign any of its duties or responsibilities under this Agreement without prior written approval of DSCO.
11.
Regulatory Approvals; Labeling.  DSCO shall be responsible for compliance with all premarket requirements under Section 510(k) of the FDC Act and the applicable Laws of EU countries, as applicable to the AFECTAIR Devices.  DSCO shall be responsible for obtaining and maintaining premarket notification (510(k)) clearance for AFECTAIR Devices or determining that there is an applicable 510(k) exemption, as required by the FDC Act and its implementing regulations.  DSCO shall be responsible for the design and content of the Labeling of AFECTAIR Devices, and ensuring that the Labeling complies with all applicable Laws, including the FDC Act and its implementing regulations.

12.	Quality System.
12.1.
General; QSR Requirements.  DSCO and LACEY shall each operate in substantial compliance with all applicable Laws, including the FDA current good manufacturing practice (cGMP) requirements set forth in the Quality System Regulations.  Each Party shall bear its own costs and expenses related to QSR compliance.  DSCO shall be responsible to finalize Specifications for each AFECTAIR Device, which shall be counter-signed and dated by both Parties and issued by DSCO to LACEY for AFECTAIR Devices inclusion in the LACEY quality system.  The Specifications will contain drawings, raw material and packaging component requirements, and/or product performance requirements as necessary.  The Specifications will bear a version number controlled by DSCO.  The Specifications may only be amended or changed by a writing signed by both Parties, as described in Section 14.1.

12.2.
Manufacturing Activities.  LACEY shall Manufacture all AFECTAIR Devices in substantial compliance the QSR and ISO 13485 requirements, and the terms and conditions of the Quality Agreement, this Agreement, each applicable Purchase Order, and the Specifications.

13.
Packaged Product Storage and Shipment: LACEY shall store all finished and packaged AFECTAIR Devices in substantial compliance with all applicable Laws, including the QSR and ISO 13485 requirements, and the terms and conditions of the Quality Agreement, this Agreement, each applicable Purchase Order, and the Specifications.  LACEY will handle and load finished and packaged AFECTAIR Devices onto transport carriers designated by DSCO in conformance with all applicable Laws, including the  QSR and ISO 13485 requirements, and the terms and conditions of the Quality Agreement, this Agreement, each applicable Purchase Order, and the Specifications.  DSCO shall be responsible for the shipment of all finished and packaged AFECTAIR Devices

14.
Manufacturing Changes.  LACEY shall not make any changes, including the use of non-conforming materials, components, or assemblies used in the Manufacture of the AFECTAIR Devices without documenting the change pursuant to A LACEY engineering document change notice (DCN), which shall not be effective until approved, counter-signed, and dated by a DSCO Representative.  Temporary change notices (TCN) or deviations shall also include the DSCO Representative’s counter-signature and date.  DSCO shall review and respond to documentation submitted by LACEY for review or approval within 5 Days of receipt.

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14.1.
[***], may make changes to the Design of the AFECTAIR Devices.  Changes to Specifications relating to Manufacture, quality, or other LACEY procedures will require a DSCO Engineering Change Order (ECN) and subsequent LACEY DCN, which shall be counter-signed and dated by both Parties.  Each Party will respond to submitted documentation within 5 Days of receipt.

15.
Product Review.  LACEY shall provide DSCO with documentation of review and approval of each production lot of finished products prior to their release in the form of a Certificate of Conformity (CoC), in such form as shall be acceptable to both Parties.  Each CoC must be signed and dated by a LACEY Representative and thereafter countersigned and dated by a DSCO Representative within 5 Days of receipt.

16.	Post-Market Modifications. Any regulatory filings incident to change(s) in Manufacturing and/or Specifications shall be the responsibility of DSCO.
17.	Product Returns; Complaints; Adverse Events.
17.1.
Any investigation, response or other action incident to product returns or complaints and/or adverse events shall be the responsibility ofDSCO.  LACEY shall cooperate  fully with DSCO in investigating and resolving returns or customer complaints concerning the AFECTAIR Devices, and shall take such action to promptly resolve such complaints as may be reasonably requested by DSCO.  The Parties shall establish and implement a system for exchange of complaint and adverse event information sufficient to allow the Parties to comply with all applicable regulations, which shall include appropriate provisions for recording customer complaints relating to AFECTAIR Devices and prompt notice to the other Party of significant and/or potentially reportable adverse events.  Each Party shall provide accurate and timely information about complaints and adverse events to the other Party, when applicable, and shall otherwise cooperatively undertake investigations and provide information and analyses as reasonably requested by the other Party and as necessary to support DSCO’S fulfillment of complaint handling and Medical Device Reporting (MDR) requirements (21 C.F.R. Part 803) requirements.  Each Party shall bear its own costs and expenses in fulfilling its obligations under and in accordance with this Section 17.1.

17.2.
DSCO shall be responsible to ensure substantial compliance with all applicable Laws pertaining to product returns, complaint handling and the reporting of adverse device events, including FDA’s complaint handling requirements under the QSRs (21 C.F.R. § 820.198) and the MDR.  Both Parties shall cooperate to submit a request to FDA under 21 C.F.R. § 803.19(c) to exempt LACEY from the MDR requirements, and to allow DSCO to satisfy the reporting obligations for both Parties.  Each Party shall bear its own costs and expenses in fulfilling its obligations under and in accordance with this Section 17.2.

18.
Recalls; Corrections and Removals.  All recall actions will be issued by DSCO.  If LACEY becomes aware of any defect, problem, or adverse condition in any AFECTAIR Devices, LACEY shall promptly notify DSCO.  LACEY shall cooperate fully with DSCO in investigating and resolving any correction, removal or field action.  Each Party shall bear its own cost and expenses of any correction, removal, or field action.  Each Party shall use reasonable efforts to ensure substantial compliance with all applicable Laws pertaining to corrections and removals, including voluntary actions under 21 C.F.R. Part 7 and FDA’s reporting requirements of corrections and removals under 21 C.F.R. Part 806.  Each Party shall provide the other Party with advance copies of all filings to be made with the FDA under this Section 18.

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19.	Audits and Inspections.
19.1.
LACEY shall provide DSCO or DSCO’S Representatives reasonable access upon reasonable prior notice to inspect, review, and audit the LACEY facility(ies) where the AFECTAIR Devices are being Manufactured for the purpose of confirming that all AFECTAIR Devices are Manufactured in accordance with applicable Laws and the terms of this Agreement.  In connection with any such inspection, review, or audit, LACEY shall allow DSCO or its Representatives to review and inspect the applicable facility(ies) and records, and to meet with LACEY personnel to discuss whether LACEY’s procedures and record-keeping are compliant with applicable Laws.  Such inspections, reviews, and audits can take place on reasonable notice to LACEY and shall be conducted during normal business hours and in a manner intended to not unreasonably disrupt the normal operations of LACEY.  DSCO may review but not copy LACEY procedure documents.

19.2.
LACEY shall advise DSCO within one business day if an authorized agent of the FDA or other Regulatory Authority inspects, reviews, or audits LACEY’s manufacturing facility(ies), and/or if the Regulatory Authority requests or requires information or changes that directly pertain to the AFECTAIR Devices or that may negatively impact LACEY’s ability to continue to Manufacture AFECTAIR Devices under this Agreement.  LACEY shall provide DSCO with copies of all correspondence from a Regulatory Authority regarding the inspection, review, or audit of LACEY operations related to the AFECTAIR Devices, which may include, without limitations, facility registration or ISO certification changes or updates, Establishment Inspection Reports, Form FDA 483s, or equivalent forms issued by other Regulatory Authorities, and warning or untitled letters.  DSCO shall have the opportunity to review and comment on LACEY’s written responses to a Regulatory Authority and shall assist LACEY to address any Regulatory Authority inquiry or investigation related to the AFECTAIR Devices.

19.3.
DSCO shall advise LACEY within one business day if an authorized agent of the FDA or other Regulatory Authority audits the AFECTAIR Devices and/or if the Regulatory Authority or requests or requires information or changes that directly pertain to the Manufacture of AFECTAIR Devices or that may negatively impact LACEY’s ability to continue to Manufacture AFECTAIR Devices under this Agreement.  LACEY shall assist DSCO in responding to an inquiry from a Regulatory Authority, as a result of an inspection, review, or audit of DSCO’s operations related to the AFECTAIR Devices.

19.4.
EachParty shall notify the other Party if it becomes aware of a pending or existing administrative or government court-initiated action against the Party, including, but not limited to, seizures, injunctions, and criminal prosecution, that may affect the Party’s ability to comply with the terms of this Agreement.

20.
FDA Debarment Certification.  LACEY represents and warrants that, after due inquiry, it shall not knowingly employ, contract with or retain any person directly or indirectly to perform Services under this Agreement, if such person is debarred by the FDA under 21 USC 335a(k) of the FDA Act or a regulator in the EU under similar Laws.  Upon written request from or on behalf of DSCO, LACEY shall within 5 Days confirm in writing that it has complied with the foregoing obligation.

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General Terms

21.	Payment.
21.1.
Payment terms forServices related to AFECTAIR development, qualification and Manufacturing will be included in individual Purchase Orders.  Information on payment, security interest, delivery terms, risk of loss, shipment dates, cancellation, and special orders are included in the terms and conditions set forth on Appendix A-1.

21.2.
Notwithstanding any other provision of this Section 21, ifDSCO in good faith disputes all or a portion of a LACEY invoice, then DSCO shall pay any undisputed amount and shall promptly provide LACEY a written explanation of the reasons for the dispute and the related amount.  The Parties shall work together in good faith to resolve any dispute within 30 calendar Days.  The time period may be extended by mutual agreement of the Parties.  If the Parties are unable to resolve the dispute, either Party may refer the matter to arbitration in accordance with Section 27.  During the pendency of any dispute, LACEY shall continue to perform Services under this Agreement.

21.3.
If any term of thisAgreement conflicts with any term of an accepted Purchase Order, the terms set forth in this Agreement shall supersede the conflicting terms in such Purchase Order, except to the extent that such Purchase Order expressly states in a document signed separately by both Parties that they intend to vary the terms of this Agreement as it applies to such Purchase Order.

22.	Warranties.
22.1.	LACEY warrants only that the goods delivered hereunder will conform to the Specifications provided by DSCO and will be free from defects in material or workmanship.
22.2.	There are no other warranties other than those contained in each acknowledgedPurchase Order.
22.3.	LACEY makes no warranty of merchantability or fitness for purpose of the goods covered by this Agreement.
23.	Indemnification.
23.1.
DSCO shall indemnify, defend and hold harmless LACEY, its parents and Affiliates and each of their respective employees, officers, directors and agents (hereinafter “LACEY Indemnified Parties”) from and against any and all damages, liabilities, claims, costs, charges, judgments and expenses (including reasonable attorney’s fees) (collectively “Damages”) that may be sustained, suffered or incurred by LACEY, or LACEY Indemnified Parties arising directly from (1) the breach by DSCO of any warranty, representation, covenant, or agreement made by DSCO in this Agreement; (2) any product liability or personal injury claim by third parties arising from the Design, sale, distribution or indicated use of any product that meets DSCO’S quality requirements and Specifications and is not otherwise defective; and (3) any claim that any product Manufactured by LACEY under this Agreement or the use or sale thereof infringes any patent of any third party, except to the extent that such claim is based on LACEY Intellectual Property or LACEY Improvements.

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23.2.
LACEY shall indemnify, defend and hold harmless DSCO, its parents and Affiliates and each of their respective employees, officers, directors and agents (hereinafter “DSCO Indemnified Parties”) from and against any and all Damages that may be sustained, suffered or incurred by DSCO or DSCO Indemnified Parties arising directly from (1) the breach by LACEY of any warranty, representation, covenant or agreement made by LACEY in this Agreement – provided that LACEY shall not be liable for any product liability or personal injury claims by third parties arising from the Design, sale, distribution, or indicated use of any product which meets DSCO quality requirements and Specifications and is not otherwise defective; (2) any claim raised by any LACEY employee(s) or other persons against DSCO and DSCO Indemnified Parties in connection with possible injuries suffered when using or servicing any of the DSCO-owned Equipment located on LACEY’s premises, (3) LACEY’s use of the Equipment, (4) any alleged violation of any environmental requirements in the Manufacture of AFECTAIR Devices, and (5) any third-party claim that any product purchased from DSCO made in accordance with LACEY Intellectual Property or LACEY Improvements or the use or sale thereof infringes any patent of any third party.

23.3.
LACEY shall indemnify DSCO for all claims, demands, suits, or actions which may be asserted against DSCO for any kind of losses related to defects in materials and/or workmanship of the AFECTAIR Devices.

23.4.
EXCEPT FOR INFRINGEMENT OFINTELLECTUAL PROPERTY RIGHTS OR AS NECESSARY TO SATISFY A THIRD PARTY CLAIM INDEMNIFIED HEREUNDER AND/OR IN THE EVENT OF A BREACH OF ITS CONFIDENTIALITY OBLIGATIONS SET FORTH IN SECTION 28 OF THIS AGREEMENT, UNDER NO CIRCUMSTANCES SHALL LACEY’s TOTAL LIABILITY TO DISCOVERY LABS IN CONNECTION WITH THE SUBJECT MATTER OF THIS AGREEMENT, INCLUDING, WITHOUT LIMITATION, THE AFECTAIR DEVICES OR ANY SERVICES PROVIDED IN CONNECTION WITH THE AFECTAIR DEVICES, [***].

23.5.
EXCEPT FOR INFRINGEMENT OFINTELLECTUAL PROPERTY RIGHTS OR AS NECESSARY TO SATISFY A THIRD PARTY CLAIM INDEMNIFIED HEREUNDER AND/OR IN THE EVENT OF A BREACH OF ITS CONFIDENTIALITY OBLIGATIONS SET FORTH IN SECTION 28 OF THIS AGREEMENT, NEITHER PARTY SHALL BE LIABLE TO THE OTHER PARTY FOR ANY INDIRECT, INCIDENTAL, CONSEQUENTIAL, SPECIAL, PUNITIVE OR EXEMPLARY DAMAGES IN CONNECTION WITH THIS AGREEMENT OR THE PROGAM CONTEMPLATED BY THIS AGREEMENT, HOWEVER CAUSED, UNDER ANY THEORY OF LIABILITY.  NOTWITHSTANDING THE FOREGOING, DIRECT DAMAGES OF A PARTY WITH RESPECT TO A THIRD PARTY CLAIM SHALL INCLUDE ALL DAMAGES AWARDED TO SUCH THIRD PARTY, INCLUDING ANY INDIRECT, INCIDENTAL, CONSEQUENTIAL, SPECIAL, PUNITIVE OR EXEMPLARY DAMAGES.

24.	Procedure for Indemnification.
24.1.
In the event that any person (an “Indemnified Party”) entitled to indemnification under Section 23 is seeking indemnification, such Indemnified Party shall promptly notify the indemnifying Party (“Indemnitor”) in writing of the claim (and in reasonable detail); provided, however, that failure to give such notification shall not affect the indemnification to be provided hereunder except to the extent Indemnitor shall have been actually prejudiced as a result of such failure.  As a condition to indemnification under this Agreement, Indemnitor, in its sole discretion, may manage and control, at its sole expense, the defense of the claim and its settlement.  The Indemnified Parties shall provide Indemnitor with reasonable assistance and cooperation and all material relevant information to support the defense of any indemnified claim, and Indemnitor shall reimburse the Indemnified Parties for their reasonable out-of-pocket expense incurred in connection with such assistance and cooperation.  Indemnitor shall not accept any settlement which imposes liability not covered by the indemnification provided under this Agreement or imposes any obligation on, or otherwise adversely affects, the LACEY Indemnified Parties or the DSCO Indemnified Parties without the prior written consent of such affected Indemnified Party, as applicable.  Indemnitor shall have no obligation to indemnify the Indemnified Parties in connection with any settlement made without Indemnitor’s written consent.  Except for such assistance and cooperation as may reasonably be requested by Indemnitor, nothing contained in this Section 24 shall require the Indemnified Party to take any action in its own name in defending any claim, action or proceedings; however, the Indemnified Party, at is option and expense, may review and comment on the defense of any claim through its own counsel.  If (i) in the opinion of counsel for the Indemnified Party, representation of the Indemnified Party by the counsel retained by Indemnitor would be inappropriate due to actual or potential differing interests between such Indemnified Party and any other Party represented by such counsel in such proceedings, or (ii) the named parties to any such proceeding (including the impleaded parties) include both Indemnitor and the Indemnified Party, and representation of both Parties by the same counsel would be inappropriate in the opinion of the Indemnified Party’s counsel due to actual or potential differing interests between them; in any such case, one firm of attorneys separate from Indemnitor’s counsel may be retained to represent the Indemnified Party at Indemnitor’s expense.  As the Parties intend complete indemnification, all reasonable attorneys’ fees and expenses incurred by an Indemnified Party in connection with enforcement of Sections 23.1, 23.2, and 23.3 shall also be reimbursed by Indemnitor.

24.2.
IfLACEY receives a written legal opinion or notification that the Manufacture, sale, or use of AFECTAIR Devices infringe on the proprietary information or patents of a third party, LACEY shall promptly deliver a copy of such opinion or notification to DSCO.  LACEY may discontinue Manufacture of any goods involved in the alleged infringement with prior written notice to DSCO provided that DSCO is given a reasonable period of time to ascertain the legitimacy of such opinion or notice and discuss with LACEY.  In the event DSCO believes (upon the advice of its counsel, including internal counsel) that neither the Manufacture, sale, nor use of AFECTAIR Devices infringe on the proprietary information or patents of such third party, in order to ensure continuous availability of AFECTAIR Devices Manufacture by LACEY, DSCO may notify LACEY that it wishes to continue the Manufacture of AFECTAIR Devices and, in connection therewith, will indemnify LACEY in accordance with Section 23.1.  Upon receipt of such notice, LACEY will continue to Manufacture AFECTAIR Devices.

[***] Denotes Material is Subject to a Confidential Treatment Request

25.	Insurance.
25.1.
EachParty shall at all times maintain all necessary insurance coverage with sound and reputable independent insurers at commercially reasonable levels of coverage or shall be self insured at levels that are consistent with industry practice, having regard to the nature, type, scope and size of the business it conducts and all its respective activities and obligations under this Agreement, which shall include, at a minimum: (i) comprehensive general liability insurance, including property damage, for injury to persons or damage to property; (ii) workers compensation and employers’ liability coverage with required statutory limits for workers compensation and employers liability limits: (iii) property insurance covering the AFECTAIR Devices, molds and tooling, and DSCO materials and Equipment; and (iv) products liability insurance, which, if the policy is a claims-made policy, includes coverage for a period of at least 10 years after the performance of the Program.   Each Party shall make reasonable commercial efforts to insure that all of its insurance policies shall be issued by “A-rated” insurers as designated by Standard and Poor’s Corporation or A.M. Best.  Each Party shall, upon reasonable request of the other Party, produce satisfactory evidence that all insurance premiums have been paid and kept up to date and are kept in accordance with local insurance laws or regulations from time to time in force, or shall furnish appropriate certificates of insurance showing proof of coverage.  The insurance coverage may be provided through a combination of primary, excess/umbrella or self-insured retention, and shall not serve to operate as a limitation on the recovery of any claim.  Each Party shall include the other Party as a named insured on its policies of insurance, as the other Party’s interests may be affected pursuant to this Agreement.

25.2.
The requirement for insurance shall not be construed to establish a limit on liability hereunder.  Upon the request of  a Party, the otherParty shall furnish to the requesting Party a certificate of insurance evidencing the coverage provided in this Section 25 as of such date, pursuant to which the insurer agrees to notify such other Party 30 days in advance of any coverage change, nonrenewal or cancellation.  In the case of a coverage change, nonrenewal or cancellation, the affected Party shall provide the other Party with a new certificate of insurance evidencing the coverage provided in this Section 25.

26.	Force Majeure.
26.1.
NeitherParty shall be responsible or liable, or deemed in breach hereof, to the extent the performance of its obligations hereunder is delayed or prevented due solely to circumstances beyond the reasonable control and without the fault or negligence of the Party experiencing such impediment to performance (such causes hereinafter called “Force Majeure”).  Such causes may include but shall not be limited to acts of God; unusually severe weather; war; riots; fire; actions or failures to act on the part of governmental authorities which delay or prevent performance; or the Party’s inability despite due diligence to obtain required licenses.  In the event either Party is delayed or rendered unable to perform due to Force Majeure, the affected Party shall give prompt notice of the conditions and the expected duration to the other Party promptly after the occurrence of the cause relied upon, and upon the giving of such notice the obligations of the Party giving the notice will be suspended during the continuance of the Force Majeure for a period [***] or as agreed upon in writing by the Parties.

27.	Arbitration.
27.1.
Any controversy or claim arising out of or relating to thisAgreement or the validity, inducement or breach thereof, shall be settled by binding arbitration before a single arbitrator in accordance with the Commercial Arbitration Rules of the American Arbitration Association (“AAA”) then pertaining, except where the rules conflict with this provision, in which case this provision shall control.  The Parties hereby consent to the jurisdiction of the federal district court for the district in which the arbitration is held for the enforcement of this provision and the entry of judgment on any award rendered hereunder.  Should such court for any reason lack jurisdiction, any court with jurisdiction shall enforce this clause and enter judgment on any award.  The arbitrator shall be an attorney with at least 15-years experience with a law firm, corporate law department, or as a judge in a court of general jurisdiction.  The arbitration shall be held in New York City or such other venue as is agreeable to both Parties.  In rendering the decision, the arbitrator shall apply the substantive law of Connecticut (except where the law conflicts with this clause) except that the interpretation and enforcement of this provision shall be governed by the Federal Arbitration Act.  The arbitrator shall be selected from a panel of qualified arbitrators of AAA.  Within forty five (45) days of initiation of the arbitration, the Parties shall reach agreement upon the procedures to be followed.  Failing such agreement, AAA will design and the Parties shall follow procedures that are reasonably designed to conclude the arbitration within eight (8) months.  Each Party has the right before and during the arbitration to seek and obtain from the appropriate court provisional remedies, including but not limited to, attachment, preliminary injunction and replevin in order to avoid irreparable harm.  THE ARBITRATOR SHALL NOT AWARD ANY PARTY PUNITIVE, EXEMPLARY, MULTIPLIED, CONSEQUENTIAL DAMAGES AND EACH PARTY HEREBY IRREVOCABLY WAIVES ANY RIGHT TO SEEK SUCH DAMAGES.  NO PARTY MAY OBTAIN PREJUDGMENT INTEREST, ATTORNEYS’ FEES OR COSTS.

28.	Confidentiality.
28.1.
EachParty acknowledges and agrees to maintain the confidentiality of all Preparatory Activities and negotiations undertaken in connection with the Program and Services and the other Party’s respective Confidential Information, in each event in accordance with the Mutual Confidential Disclosure Agreement between the Parties, dated as of November 24, 2010 (the “CDA”), which shall survive execution of this Agreement.  DSCO and LACEY hereby agree to amend the CDA by extending the period provided in Section 16 of the CDA for a period ending five (5) years after the date of expiration or earlier termination of this Agreement.  Further, the Parties acknowledge and agree that any future Supply Agreements shall contain mutually agreeable terms and conditions with respect to the Parties’ obligations of confidentiality with regard to Confidential Information on terms substantially similar to the CDA.

28.2.
NeitherParty shall disclose the terms of this Agreement to a third party, except for legal, financial, accounting or other similar advisors who agree to keep the terms of this Agreement confidential, without the prior written approval of the other Party, or as otherwise required by law.  Furthermore, neither Party will originate any publicity, news release, or other public announcement, written or oral, whether to the public press, to stockholders, or otherwise, relating to this Agreement, to any amendment hereto or to performance hereunder or the existence of an arrangement between the Parties without the prior written approval of the other Party.  However, nothing herein shall prevent a Party from disclosing Confidential Information on a need-to-know basis to an employee of its parent corporation or any other corporation under common ownership and control; providing said employees are informed of the confidential nature of the information and further provided that each Party shall be liable for any violation of the provisions of this Agreement that occur as the result of the conduct of any employee of the parent or any employee of a company under common ownership and control with such Party.

28.3.
Notwithstanding anything to the contrary in thisAgreement, LACEY acknowledges and agrees that, if DSCO determines in its sole judgment to do so, DSCO may describe the material terms of this Agreement and any future Supply Agreement in any of its reports and filings with the SEC and may file a copy of this Agreement and any future Supply Agreements with the SEC, as well as incorporate the descriptions and this Agreement (and any Supply Agreements) by reference into other SEC filings.  In such event, DSCO will notify LACEY and request that the SEC agree to confidential treatment of sensitive terms contained in this Agreement or any future Supply Agreements to the extent such confidential treatment is reasonably available to DSCO.

[***] Denotes Material is Subject to a Confidential Treatment Request

29.	Asset Management.
29.1.
DSCO, as owner of the Equipment, molds and tooling, and other capital assets used in the production of the AFECTAIR Devices, will be responsible for the purchase price and the cost of installation, maintenance and other related expenses.  Such assets include but are not limited to the Equipment listed on Appendix A-2, as amended from time to time, purchased by LACEY on DSCO’S behalf.

29.2.
LACEY shall enter into and attach to each Equipment Purchase Order an Equipment Addendum substantially in the form included in Appendix A-2.  LACEY agrees that it will provide information  concerning its facility as may reasonably be requested by DSCO in order to schedule the DSCO assets located on LACEY’s premises under DSCO’s insurance policies.

30.	Termination.
30.1.	DSCO may terminate this Agreement:
30.1.1.	Upon [***] to LACEY of plans to discontinue the Program, [***].
30.1.2.	If such termination is made [***], upon [***] written notice to LACEY.
30.1.3.
upon [***] notice to LACEY if (i) LACEY is unable to Manufacture AFECTAIR Devices substantially in accordance with the terms of an accepted Purchase Order; (ii) [***]; or (iii) if the FDA or other Regulatory Authority revokes, or provides any formal notification that reasonably could be expected to result in revocation of, any registration, certification or authorization that is required or necessary to Manufacture AFECTAIR Devices in accordance with this Agreement, the Quality Agreement or any applicable Purchase Order.

30.2.	LACEY may terminate this Agreement:
30.2.1.	Upon [***] notice of plans to discontinue Manufacture of the AFECTAIR Devices.
30.2.2.	For cause, if DSCO fails to make any payment on the due date set forth in an accepted Purchase Order and does not remedy such failure [***].
30.3.	EitherParty may terminate this Agreement:
30.3.1.
upon [***] notice to the other Party if the Parties, after a good faith effort, are unable to agree on [***].  For the purposes of this Section 30.3.1, “good faith effort” means that the Parties have negotiated in good faith and have escalated any irresolvable issues to their respective Presidents.

30.3.2.	upon [***] notice to the other Party, if such other Party is in breach of any material obligation under this Agreement and such breach is not cured [***]; or
30.3.3.
immediately, if the other Party (i) ceases for any reason to carry on business, dissolves, liquidates, winds up, or files or is petitioned into bankruptcy (and any such voluntary petition is not dismissed [***]), liquidation, rehabilitation or dissolution or (ii) becomes insolvent or fails generally to pay its debts or obligations or (iii) a petition is filed seeking the appointment of or the taking possession by a receiver, custodian, trustee or similar official.

[***] Denotes Material is Subject to a Confidential Treatment Request

31.	Effects of Termination. Upon termination of this Agreement:
31.1.
LACEY will cooperate and provide reasonable assistance to DSCO to transfer (at DSCO’S expense) all Equipment, inventory and materials to any successor site or to such other location that DSCO may designate in writing.  DSCO will issue Purchase Orders to LACEY to cover all reasonable costs related to the transfer and return of the Equipment, inventory and materials.  Unless otherwise agreed, such reimbursement costs shall be consistent with the costs reflected in the two most-recent accepted Purchase Orders.  [***].

31.2.
EachParty will return to the other Party or certify in writing to the other Party that it has destroyed all documents and other tangible items it or its employees or agents have received or created pursuant to this Agreement pertaining, referring or relating to the Confidential Information of the other Party, except that each Party may retain one (1) complete copy of Confidential Information for archival purposes to assure compliance with this Agreement

32.
Amendments.  Amendments, modifications, and additions to this Agreement must be made in writing and must be signed by authorized officers of the respective Parties hereto.  No invoice, quotation, acknowledgment, Purchase Order, or other commercial document or instrument and no course of dealing shall be effective to modify any of the terms of this Agreement.

33.
Notices.  All notices to be given as required in this Agreement shall be in writing and may be delivered personally, or mailed either by a reputable overnight carrier with signature receipt or certified mail, postage prepaid to the Parties at the addresses set forth below or at such other address as either Party may provide by written notice to the other Party in accordance with the provisions of this Section 33.  Any such notice shall be effective: (i) on the date sent, if delivered personally or by facsimile (receipt of which is confirmed); (ii) the date after delivery if sent by overnight carrier; or (iii) on the date received if sent by certified mail.  Notices for the Parties shall be sent to:

If to Discovery:
Discovery Laboratories, Inc.
2600 Kelly Road
Suite 100
Warrington, PA  18976-3646
Attention: [***]
FAX: [***]
And with a required copy to:
Discovery Laboratories, Inc.
2600 Kelly Road
Suite 100
Warrington, PA  18976-3646
Attention:  [***]
FAX: [***]

If to LACEY:
Lacey Manufacturing Company
1146 Barnum Avenue,
Bridgeport, Connecticut 06610
Attn: [***]
FAX: [***]

[***] Denotes Material is Subject to a Confidential Treatment Request

34.
Entire Agreement.  This Agreement and the CDA contain the entire understanding between the Parties with respect to development of the AFECTAIR Devices and the Project.  Any representation, promise, or condition that is not incorporated herein shall not be binding upon either Party.

35.
Assignment.  Neither this Agreement nor any rights or obligations hereunder may be assigned, transferred, delegated, pledged, hypothecated, or encumbered by either Party without the prior written consent of the other Party hereto, except that the rights and obligations of either Party may be assigned to any entity that acquires substantially all of the relevant assets of the assigning Party, unless the acquisition is made by a direct competitor of the other Party, in which case either Party may terminate this Agreement.  The sale of a controlling interest in the equity securities of a Party shall not be deemed an assignment hereunder.

36.
No Waiver.  Neither Party hereto shall be deemed to have waived the protection of any provision hereof, not its right to enforce the same upon a breach or subsequent breach thereof, unless such waiver shall be in writing and executed in a manner similar to the execution of this Agreement.

37.	Counterparts. This Agreement may be executed in multiple counterparts, but all such counterpart documents shall constitute but one, single agreement.
38.
Severability.  In the event that one or more provisions of this Agreement is held to be invalid, illegal or unenforceable for any reason, the same shall not affect any other provision of this Agreement, but this Agreement will be construed as if such invalid, illegal or unenforceable provision had never been contained herein.

39.	This Agreement is intended solely for the benefit of the executing Parties. No other person or entity shall have any rights under or in connection with this Agreement.

In witness whereof, authorized representatives of the Parties have executed this Agreement.

DISCOVERY LABORATORIES, INC.

By: W. Thomas Amick, Chief Executive Officer

Signature: /s/ W. Thomas Amick Date 2.2.2012

LACEY MANUFACTURING COMPANY, A DIVISION OF PRECISION ENGINEERED PRODUCTS, LLC

By: Kenneth Lisk, President
Signature: Kenneth Lisk Date 2.2.2012

[***] Denotes Material is Subject to a Confidential Treatment Request

APPENDIX A

AFECTAIR® DEVICES PROGRAM

LACEY SCOPE OF WORK

•	PRODUCTS

o	AFECTAIR Small- Adapter only for infants

o	AFECTAIR Large- Adapter only for children and adults

o	AFECTAIR DUO Small- Adapter, tee, tubing for infants

o	AFECTAIR DUO Large- Adapter, tee, tubing for children and adults

•	MANUFACTURING

[***]

•	REGULATORY/QA

[***]

•	OTHER

[***]

[***] Denotes Material is Subject to a Confidential Treatment Request

 AFECTAIR Device Components

[***]

[***] Denotes Material is Subject to a Confidential Treatment Request

 AFECTAIR Duo Device Components

[***]

Terms and Conditions of Payment

See Appendix A-1

Equipment to be Purchased by LACEY

 See Appendix A-2

[***] Denotes Material is Subject to a Confidential Treatment Request

Appendix A-1

TERMS AND CONDITIONS

[***]

[***] Denotes Material is Subject to a Confidential Treatment Request

Appendix A-2
INITIAL EQUIPMENT

[***]

[***] Denotes Material is Subject to a Confidential Treatment Request

Appendix A-2

[Form of] Equipment Addendum
[To be executed and appended to each Equipment Purchase Order]

Addendum to Purchase Order between Discovery Laboratories, Inc. (“DSCO”) and Lacey Manufacturing Company (“LACEY”).

Each of DSCO and LACEY agree that:

[***]

Discovery Laboratories, Inc.	Lacey Manufacturing Company, LLC

By:	By:

Name:	Name:

Title:	Title:

[***] Denotes Material is Subject to a Confidential Treatment Request